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                                                                    Exhibit 10.1

                  STOCK OPTION AGREEMENT (the "Agreement"), dated as of [[Date]], 1997, between Community Health Systems Holdings Corp., a Delaware corporation (together with its successors, the "Company"), and [[Name]] (the "Optionee").

                  1. GRANT OF OPTION.

                           1.1 GRANT. The Company hereby grants to the Optionee
the right and option (the "Option") to purchase all or any part of an aggregate of 250 whole shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) on the terms and conditions set forth in this Agreement.

                           1.2 NON-QUALIFIED OPTION. The Option is not intended
to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Class A Common Stock upon the exercise of this Option shall be $1,073.52 per share (such price being subject to adjustment as provided in Section 8 hereof) (the "Option Price").

                  3. DURATION OF OPTION. The Option shall be exercisable at any time to the extent and in the manner provided herein for a period of 10 years from the date hereof; provided, however, that the Option may be earlier terminated as provided in Section 4, Section 6, or Section 7 hereof.

                  4. EXERCISABILITY OF OPTION.

                           4.1 AMOUNT OF EXERCISE. Subject to the provisions of
this Agreement, the Option shall be exercisable in accordance with the following schedule:

                           (a) on or after the first anniversary of the date
                  hereof but before the second anniversary of the date hereof, the Option may be exercised to acquire up to one-third of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth in Section
                  1.1 hereof, less any shares previously acquired pursuant to the Option;

                           (b) on or after the second anniversary of the date
                  hereof but before the third anniversary of the date hereof, the Option may be exercised to acquire up to two-thirds of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth
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                  in Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

                           (c) on or after the third anniversary of the date
                  hereof but before the expiration of the term of the Option, the Option may be exercised to acquire up to 100% of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth in Section
                  1.1 hereof, less any shares previously acquired pursuant to the Option.

                           4.2 SALES OR OTHER EVENTS. The Company shall give the
Optionee 10 days' notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Total Sale (as hereinafter defined) or the anticipated date of the consummation of a Partial Sale (as hereinafter defined) (the "Sale Notice"). Upon receipt of the Sale Notice, and for a period of five days thereafter (or such shorter period as the Board of Directors of the Company shall determine and so notify the Optionee), the Optionee shall be permitted to exercise the Option to the extent provided in this Section 4.2, whether or not the Option was otherwise so exercisable on the date the Sale Notice was given; provided, that, in the event of a Total Sale or a Partial Sale in which the Optionee would be required to participate pursuant to Section 2.3 or 2.4 of the Stockholder's Agreement attached hereto as Exhibit A (the "Stockholder's Agreement") were the Optionee then a party to such agreement, the Company may require the Optionee to exercise the Option to the extent necessary to enable the Optionee to participate therein or to forfeit the Option (or portion thereof, as applicable). In the case of a Total Sale, the Option may be exercised in whole or in part for up to the full amount of the shares of Class A Common Stock covered thereby (less the number of shares previously acquired by the Optionee upon exercise of the Option, if any). In the case of a Partial Sale, the Option may be exercised in whole or in part, but not for more than the excess, if any, of (a) the number of shares with respect to which the Optionee would be entitled to participate in the Partial Sale pursuant to Section 2.2 or 2.3, as applicable, of the Stockholder's Agreement (if the number of shares issuable pursuant to the unexercised portion of the Option were deemed shares held by the Optionee), and will so participate, over (b) the number of shares previously issued to the Optionee upon exercise of the Option and not disposed of in a prior Partial Sale. In the event the Total Sale or Partial Sale is not consummated, the Option will be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given. In lieu of permitting or requiring the Optionee to exercise the Option in the event of a Total Sale, the Board of Directors of the Company, in its sole discretion, may instead cause the Company to redeem the unexercised portion of the Option pursuant to Section 7 hereof. In lieu of permitting the Optionee to exercise the Option in connection


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with a Public Offering of all or a portion of the shares of Class A Common Stock owned by the FL & Co. Companies (an "FL Public Offering"), the Company, at its option, may instead cause the Option and the underlying shares to be registered under applicable securities laws or make other arrangements consistent with such laws, so as to permit the Optionee to sell for a period of time after the FL Public Offering the same number of shares that he or she would have been able to sell in the FL Public Offering but for this sentence.

                           For purposes hereof, (a) the term "Total Sale" shall
mean any of the following events: (i) the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Class A Common Stock), or (ii) the liquidation of the Company, or (iii) the sale to any person who is not a partner or an affiliate of either of Forstmann Little & Co. Equity Partnership - V, L.P., a Delaware limited partnership ("Equity-V"), or Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - VI, L.P., a Delaware limited partnership ("MBO-VI"), (Equity-V and MBO-VI together, the "FL & Co. Companies") or an affiliate of such partner (a "Third Party") of all or substantially all of the assets of the Company pursuant to a plan of liquidation or otherwise, or
(iv) the sale to a Third Party of Class A Common Stock (other than through a public offering); in each case, provided that, as a result thereof, the FL & Co. Companies, the direct or indirect partners of either of the FL & Co. Companies and any affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Company, and (b) the term "Partial Sale" shall mean any sale by the FL & Co. Companies of all or a portion of their shares of Class A Common Stock to a Third Party, including through any public offering, which sale is not a Total Sale.

                           4.3 TERMINATION OF OPTION. Subject to the provisions
of Section 7 hereof, the Option shall terminate simultaneously with the consummation of a Total Sale to the extent that the Option has not theretofore been exercised.

                  5. MANNER OF EXERCISE AND PAYMENT.

                           5.1 NOTICE OF EXERCISE. Subject to the terms and
conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company. Such notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of shares of Class A Common Stock in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, the guardian, executor, administrator or other legal representative (each, a "Legal Representative") of the Optionee (all references herein to the "Optionee" being deemed to include the Optionee's Legal Representative, if any, unless the context otherwise


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requires). The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

                           5.2 DELIVERIES. The notice of exercise described in
Section 5.1 hereof shall be accompanied by (a) payment of the full purchase price for the shares in respect of which the Option is being exercised, by delivery to the Company of a certified or bank check payable to the order of the Company or cash by wire transfer or other immediately available funds to an account designated by the Company, and (b) a fully executed Stockholder's Agreement (a copy of which, in the form to be executed by the Optionee (which may differ from the form attached hereto), will be supplied to the Optionee upon request) and the undated stock power referred to in Section 4.12(a)(ii) of the Stockholder's Agreement.

                           5.3 ISSUANCE OF SHARES. Upon receipt of notice of
exercise, full payment for the shares of Class A Common Stock in respect of which the Option is being exercised and a fully executed Stockholder's Agreement and stock power, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of shares of Class A Common Stock as to which such exercise was effected.

                           5.4 STOCKHOLDER RIGHTS. The Optionee shall not be
deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Class A Common Stock subject to the Option until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised, (b) the Optionee shall have delivered the fully executed Stockholder's Agreement and stock power to the Company, (c) the Company shall have issued the shares to the Optionee, and (d) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholder's Agreement.

                           5.5 PARTIAL EXERCISE. In the event the initial
exercise of the Option is an exercise in part only, then, in the event of any further exercise of the Option, the Optionee, in lieu of executing a new Stockholder's Agreement, may, at the Company's option, re-execute the original Stockholder's Agreement, thereby reaffirming the representations, warranties, covenants and agreements contained in the Stockholder's Agreement as of the date of re-execution, but with an amended Annex A completed to set forth the number of shares of Class A Common Stock in respect of which the Option is then being exercised and the cumulative number of shares of Class A Common Stock which would then be subject to the Stockholder's Agreement. If the initial exercise of the Option is by the Optionee and any subsequent exercise of the Option is by the Legal Representative, then the Legal Representative shall execute, at


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the Company's option, either a new Stockholder's Agreement or a counterpart of the original Stockholder's Agreement thereby agreeing to be bound by such agreement as though such person were an original signatory thereto and affirming the truth of the representations and warranties contained therein with respect to such person as of the date of such person's execution of such counterpart.

                  6. CERTAIN RESTRICTIONS.

                           6.1 NO SALE OR TRANSFER. The Optionee shall not sell,
transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof, except in accordance with the provisions of this Agreement.

                  6.2 TERMINATION AS A DIRECTOR. (a) If the Optionee shall cease to serve as a director of the Company for any reason whatsoever (a "Termination"), the Option, to the extent it is not exercisable pursuant to
Section 4.1 hereof on the date of such Termination, shall terminate and be of no further force and effect from and after the date of such Termination.

                           (b) If any portion of the Option is exercisable
pursuant to Section 4.1 hereof on the date of the Optionee's Termination, (i) then the Optionee may exercise the Option, to the extent the Option was exercisable on the date of the Optionee's Termination, at any time within 30 days after the date of the Termination, and (ii) the Company agrees to make available the most recent audited financial statements of the Company for review by the Terminated Optionee at the principal offices of the Company during such 30-day period. The Option shall terminate and be of no further force and effect to the extent not exercised during such 30-day period.

                  7. TOTAL SALES.

                           7.1 CONTINUATION OF OPTION. Upon the effective date
of any Total Sale, any unexercised portion of the Option shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of such unexercised portion of the Option or for the assumption of such unexercised portion of the Option by a successor to the Company or for the substitution for such unexercised portion of the Option of new options covering shares of such successor with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options, or unless the Company shall authorize the redemption of the unexercised portion of the Option pursuant to Section 7.2 hereof. In the event that provision in writing is made as aforesaid in connection with a Total Sale, the unexercised portion of the Option or the new options substituted therefor shall continue in the manner and under the terms provided in this Agreement and in such writing.


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                           7.2 REDEMPTION IN CONNECTION WITH A TOTAL SALE. In
connection with a Total Sale, the Board of Directors of the Company may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of Class A Common Stock issuable upon exercise of the unexercised portion of the Option equal to the excess of (i) the consideration payable per share of Class A Common Stock in connection with such Total Sale, adjusted as if all outstanding options and other rights to acquire equity interests in the Company had been exercised prior to the consummation of such Total Sale and further adjusted to take into account all other equity interests in the Company (provided, however, that no adjustment shall be made with respect to any option or other right to acquire equity interests in the Company if the exercise price for such option or other right is greater than the consideration that would be payable per share of Class A Common Stock in connection with such Total Sale if the adjustment were not made), over (ii) the Option Price. Any redemption pursuant to this Section 7.2 shall occur simultaneously with the occurrence of the Total Sale.

                           7.3 ALLOCABLE SHARE OF EXPENSES. In the event of a
redemption pursuant to Section 7.2 hereof, the Optionee shall be responsible for and shall be obligated to pay a proportionate amount (determined as if the Optionee were a holder of the number of shares o f Class A Common Stock which would have been issuable upon exercise of the portion of the Option redeemed pursuant to Section 7.2 hereof) of the expenses, liabilities and obligations incurred or to be incurred by the stockholders of the Company in connection with such Total Sale (including, without limitation, the fees and expenses of investment bankers, legal counsel and other outside advisors and experts retained by or on behalf of the stockholders of the Company in connection with such Total Sale, amounts payable in respect of indemnification claims, amounts paid into escrow and amounts payable in respect of post-closing adjustments to the purchase price) ("Expenses of Sale").

                           7.4 POWER OF ATTORNEY. (a) The Optionee hereby
irrevocably appoints the FL & Co. Companies, and each of them (individually and collectively, the "Representative"), the Optionee's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Optionee's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, in connection with this Agreement or the Option as the Representative shall deem necessary or appropriate in connection with any Total Sale, including, without in any way limiting the generality of the foregoing, to receive on behalf of the Optionee any payments made in respect of the unexercised portion of the Option (including payments made in connection with any redemption) in connection with any Total Sale, to hold back from any such payments any amount which the Representative deems necessary to reserve against the Optionee's share of any Expenses of Sale, and to engage in any acts in which the Representative is authorized by and on behalf of the holders of any of the Company's capital stock to engage in connection with the Total Sale. The Optionee


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hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Optionee's Representative.

                           (b) In acting for the Optionee pursuant to the
appointment set forth in paragraph (a) of this Section 7.4, the Representative shall not be responsible to the Optionee for any loss or damage the Optionee may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Optionee in all matters referred to in this Section 7.4.

                           (c) Notwithstanding the foregoing, this power of
attorney does not empower the Representative to exercise the Option on behalf of the Optionee.

                  8. ADJUSTMENTS. In the event that shares of Class A Common Stock (whether or not issued) are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board of Directors of the Company shall make appropriate adjustments to the number and kind of shares of stock subject to the Option and the Option Price. The Board of Directors' adjustment shall be final and binding for all purposes of this Agreement. No adjustment provided for in this Section 8 shall require the Company to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

                  9. CERTAIN DEFINITIONS.

                           9.1. AFFILIATE. The term "affiliate" of any person
shall mean any person that, directly or indirectly, controls, is controlled by, or is under common control with, the person of which it is an affiliate.

                           9.2. PERSON. The term "person" shall mean an
individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  10. NOTICES. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:


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                           (a)      If to the Company, to it:

                                    c/o Community Health Systems, Inc.
                                    155 Franklin Road, Suite 400
                                    Brentwood, TN  37027-4600
                                    Attention: President
                                    with a copy to:

                                    Forstmann Little & Co. Equity
                                    Partnership-V, L.P.
                                    767 Fifth Avenue, 44th Floor
                                    New York, New York  10153
                                    Attention:  Ms. Sandra Horbach

                           (b) If to the Optionee or Legal Representative, to
such person at the address as reflected in the records of the Company.

                  11. MODIFICATION OF AGREEMENT. This Agreement may be modified, amended or supplemented by written agreement of the parties hereto; provided, that the Company may modify, amend or supplement this Agreement in a writing signed by the Company without any further action by the Optionee if such modification, amendment or supplement does not adversely affect the Optionee's rights hereunder.

                  12. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

                  13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In addition, each of the FL & Co. Companies shall be a third party beneficiary of this Agreement and shall be entitled directly to enforce this Agreement.

                  14. HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.


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                  15. ENTIRE AGREEMENT. This Agreement and, upon execution
thereof, the Stockholder's Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the Option granted hereby.

                  16. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board of Directors of the Company, in good faith, whose determination shall be final, binding and conclusive for all purposes.

                  17. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

                  18. CONSENT TO JURISDICTION. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby ("Litigation") (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 10 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

                  19. INVESTMENT INTENT. The Optionee hereby represents that the Optionee is acquiring the Option for his own account as principal for investment and not with a view to resale or distribution in whole or in part.

                  20. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.


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                  21. WITHHOLDING. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.



                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.



OPTIONEE                                    COMMUNITY HEALTH SYSTEMS
                                            HOLDINGS CORP.


___________________________                 By: ___________________________

Name: [[Name]]

Address: [[Address]]


                  The undersigned acknowledges that the undersigned has read the foregoing Agreement between Community Health Systems Holdings Corp. and the undersigned's spouse, understands that the undersigned's spouse has been granted an option to acquire shares of Class A Common Stock of Community Health Systems Holdings Corp., which option is subject to certain restrictions reflected in such Agreement and agrees to be bound by the foregoing Agreement.


                                                --------------------------------
                                                       Optionee's Spouse


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